BUFFALO FUNDS
AMENDMENT TO THE
AMENDED AND RESTATED CUSTODY AGREEMENT

THIS AMENDMENT to the Amended and Restated Custody Agreement (the “Agreement”) dated as of April 16, 2014, is entered into by and among Kornitzer Capital Management, Inc., a Kansas corporation (“KCM”), U.S. Bank National Association, N.A., a national banking association (the “Custodian”) and Buffalo Funds (the “Trust”), a Delaware statutory trust, on behalf of its series (each a “Fund” and collectively, the “Funds”), is entered into by the parties effective as of October 15, 2014.

RECITALS

WHEREAS, KCM is registered as an investment adviser under the Investment Advisers Act of 1940 and is the investment adviser and manager of the Funds; and

WHEREAS, the Custodian is a bank having the qualifications prescribed in Section 26(a)(1) of the 1940 Act; and

WHEREAS, the parties desire to amend the Amended and Restated Custody Agreement to amend fees;

NOW, THEREFORE, the parties agree as follows:

Exhibit D, the Global Sub-Custodial Fees, is replaced in its entirety by Amended Exhibit D attached hereto.

Except to the extent supplemented hereby, the Amended and Restated Custody Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year written above.

U.S. BANK NATIONAL ASSOCIATION		KORNITZER CAPITAL MANAGEMENT, INC.

By:	/s/ Michael R. McVoy	By:	/s/ John C. Kornitzer
	Michael R. McVoy, Senior Vice President		John C. Kornitzer, President

BUFFALO FUNDS

By:	/s/ Clay E. Brethour
Clay E. Brethour, President

Amended Exhibit D
Global Sub-Custodial Services Fee Schedule and Eligible Foreign Custodians at December, 2014

GLOBAL SUB-CUSTODIAL SERVICES ANNUAL FEE SCHEDULE
Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	[ ]	$[ ]	Latvia	Equities/Bonds	[ ]	$[ ]
Australia	All	[ ]	$[ ]	Latvia	Gov't Bonds	[ ]	$[ ]
Austria	Equities/Bonds	[ ]	$[ ]	Lebanon	All	[ ]	$[ ]
Austria	Depo Receipt	[ ]	$[ ]	Lithuania	All	[ ]	$[ ]
Austria	non ATS ALL	[ ]	$[ ]	Luxembourg	All	[ ]	$[ ]
Bahrain	All	[ ]	$[ ]	Malaysia	All	[ ]	$[ ]
Bangladesh	All	[ ]	$[ ]	Mali	All	[ ]	$[ ]
Belgium	All	[ ]	$[ ]	Malta	All	[ ]	$[ ]
Benin	All	[ ]	$[ ]	Mauritius	All	[ ]	$[ ]
Bermuda	All	[ ]	$[ ]	Mexico	All	[ ]	$[ ]
Bolivia	All	[ ]	$[ ]	Morocco	All	[ ]	$[ ]
Botswana	All	[ ]	$[ ]	Namibia	All	[ ]	$[ ]
Brazil	All	[ ]	$[ ]	Netherlands	All	[ ]	$[ ]
Bulgaria	All	[ ]	$[ ]	New Zealand	All	[ ]	$[ ]
Burkina Faso	All	[ ]	$[ ]	Niger	All	[ ]	$[ ]
Canada	All	[ ]	$[ ]	Nigeria	All	[ ]	$[ ]
Cayman Islands	All	[ ]	$[ ]	Norway	All	[ ]	$[ ]
Channel Islands	All	[ ]	$[ ]	Oman	All	[ ]	$[ ]
Chile	All	[ ]	$[ ]	Pakistan	All	[ ]	$[ ]
China-Shanghai	All	[ ]	$[ ]	Palestinian	All	[ ]	$[ ]
China-Shenzhen	All	[ ]	$[ ]	Peru	All	[ ]	$[ ]
Columbia	All	[ ]	$[ ]	Philippines	All	[ ]	$[ ]
Costa Rica	All	[ ]	$[ ]	Poland	All	[ ]	$[ ]
Croatia	All	[ ]	$[ ]	Portugal	All	[ ]	$[ ]
Cyprus	All	[ ]	$[ ]	Qatar	All	[ ]	$[ ]
Czech Republic	All	[ ]	$[ ]	Romania	All	[ ]	$[ ]
Denmark	All	[ ]	$[ ]	Russia	Equities/Bonds	[ ]	$[ ]
EASDAQ	All	[ ]	$[ ]	Russia	MINFIN	[ ]	$[ ]
Ecuador	All	[ ]	$[ ]	Senegal	All	[ ]	$[ ]
Egypt	All	[ ]	$[ ]	Singapore	All	[ ]	$[ ]
Estonia	All	[ ]	$[ ]	Slovak Republic	All	[ ]	$[ ]
Euromarkets	All	[ ]	$[ ]	Slovenia	All	[ ]	$[ ]
Finland	All	[ ]	$[ ]	South Africa	All	[ ]	$[ ]
France	All	[ ]	$[ ]	South Korea	All	[ ]	$[ ]
Germany	All	[ ]	$[ ]	Spain	All	[ ]	$[ ]
Ghana	All	[ ]	$[ ]	Sri Lanka	All	[ ]	$[ ]
Greece	All	[ ]	$[ ]	Swaziland	All	[ ]	$[ ]
Guinea Bissau	All	[ ]	$[ ]	Sweden	All	[ ]	$[ ]
Hong Kong	All	[ ]	$[ ]	Switzerland	All	[ ]	$[ ]
Hungary	All	[ ]	$[ ]	Taiwan	All	[ ]	$[ ]
Iceland	All	[ ]	$[ ]	Thailand	All	[ ]	$[ ]
India	All	[ ]	$[ ]	Togo	All	[ ]	$[ ]
Indonesia	All	[ ]	$[ ]	Trinidad & Tobago	All	[ ]	$[ ]
Ireland	All	[ ]	$[ ]	Tunisia	All	[ ]	$[ ]
Israel	All	[ ]	$[ ]	Turkey	All	[ ]	$[ ]
Italy	All	[ ]	$[ ]	UAE	All	[ ]	$[ ]
Ivory Coast	All	[ ]	$[ ]	United Kingdom	All	[ ]	$[ ]
Jamaica	All	[ ]	$[ ]	Ukraine	All	[ ]	$[ ]
Japan	All	[ ]	$[ ]	Uruguay	All	[ ]	$[ ]
Jordan	All	[ ]	$[ ]	Venezuela	All	[ ]	$[ ]
Kazakhstan	Equities	[ ]	$[ ]	Vietnam	All	[ ]	$[ ]
Kazakhstan	Bonds	[ ]	$[ ]	Zambia	All	[ ]	$[ ]
Kenya	All	[ ]	$[ ]	Zimbabwe	All	[ ]	$[ ]

Base Fee and Out of Pocket Expenses:  A monthly base charge of $[   ]per account (fund) will apply, plus any out of pocket expenses.
*Any Non-Eurobond assets held in CEDEL and Euroclear will be charged at the local market price quote.
** All fees quoted are payable monthly